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                                                                    Exhibit 99.2



                                  June 8, 2001

American International Group, Inc.
70 Pine Street
New York, New York  10270

To the Board of Directors:

         I hereby consent to being named as a person who is to become a director of American International Group, Inc., a Delaware corporation ("AIG"), in connection with the merger (the "Merger") of Washington Acquisition Corporation, a wholly owned subsidiary of AIG, with and into American General Corporation, a Texas corporation ("American General"), pursuant to the Agreement and Plan of Merger, dated as of May 11, 2001, among American General, AIG and Washington Acquisition Corporation in the Registration Statement on Form S-4 being filed by AIG with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ Robert M. Devlin
                              --------------------
                                  Robert M. Devlin